Exhibit 99.3 Reconciliation of Adjusted income from continuing operations

(Dollar amounts in millions, except per share amounts)	Quarter Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net income	124.0	162.7	109.8
Add (deduct):
Loss from discontinued operations	0.1	0.2	1.1
Loss on sale or impairment of long-lived assets, net	0.3	—	0.7
Other operating credits and charges, net	(6.3)	(4.5)	(0.9)
Reported tax provision	41.8	51.2	46.4
Normalized tax provision at 25% for 2018 and 35% for 2017	(40.0)	(52.4)	(55.0)
Adjusted income from continuing operations	$119.9	$157.2	$102.1
Diluted shares outstanding	143.9	146.2	146.5
Adjusted income from continuing operations per diluted share	$0.83	$1.08	$0.70

(Dollar amounts in millions, except per share amounts)	Nine Months Ended
	September 30, 2018	September 30, 2017
Net income	377.6	259.2
Add (deduct):
Loss from discontinued operations	4.3	1.1
Gain on sale or impairment of long-lived assets, net	(0.3)	(1.8)
Other operating credits and charges, net	(11.2)	4.5
Reported tax provision	122.7	97.9
Normalized tax provision at 25% for 2018 and 35% for 2017	(123.3)	(126.3)
Adjusted income from continuing operations	$369.8	$234.6
Diluted shares outstanding	145.6	146.3
Adjusted income from continuing operations per diluted share	$2.54	$1.60